UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):    January 19, 2006


                        FIRST FINANCIAL BANKSHARES, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Texas                         0-7674                     75-0944023
----------------------------    ---------------------        ------------------
(State or other Jurisdiction    (Commission File No.)          (IRS Employer
  of Incorporation)                                          Identification No.)


                      400 Pine Street, Abilene, Texas 79601
                      -------------------------------------
              (Address of Principal Executive Offices and Zip Code)

                  Registrant's Telephone Number (325) 627-7155


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2 (b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.02         Results of Operations and Financial Condition

     Attached as an exhibit to this Form 8-K is the earnings release for the quarter ended December 31, 2005 of First Financial Bankshares, Inc.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           FIRST FINANCIAL BANKSHARES, INC.
                                           (Registrant)



DATE:  February 6, 2006           By:      /S/ F. Scott Dueser
                                           -------------------------------------
                                           F. SCOTT DUESER
                                           President and Chief Executive Officer

                                                                         EXHIBIT

For immediate release                                   For More Information:
                                                        J. Bruce Hildebrand,
                                                        Executive Vice President
                                                        325.627.7155

                      FIRST FINANCIAL BANKSHARES ANNOUNCES
                        FOURTH QUARTER EARNINGS RESULTS;
                   19th CONSECUTIVE YEAR OF INCREASED EARNINGS

ABILENE, Texas, January 19, 2006 - First Financial Bankshares, Inc. today reported earnings for the fourth quarter of 2005 of $10.58 million, a 5.2 percent increase compared with $10.06 million in the same quarter last year. Basic earnings per share were $0.51 compared with $0.49 in the same period last year.

For the fourth quarter, net interest income increased 12.9 percent to $24.79 million compared with $21.96 million in the same quarter last year, primarily due to an increase in interest-earning assets from the acquisition in February 2005 of The Peoples State Bank in Clyde and the acquisition in December 2005 of The First National Bank of Bridgeport. The net interest margin, on a taxable equivalent basis, was 4.43 percent for the fourth quarter of 2005 compared with
4.46 percent in the same period a year ago. This decrease in the net interest margin was due primarily to the flattening yield curve between short and long-term interest rates, which has put pressure on margins in recent quarters. The provision for loan losses was $269,000 in the fourth quarter of 2005, down from $614,000 in the same quarter last year.

Noninterest income in the fourth quarter increased 2.6 percent to $10.0 million from $9.7 million in the same quarter a year earlier. Trust fees increased 12.3 percent to $1.9 million compared with $1.7 million in the fourth quarter of 2004. Revenue from service fees increased nominally to $5.5 million compared with $5.4 million a year ago, due to a plateau in the usage of the overdraft privilege product and the impact of rising rates on earnings credits for commercial accounts.

Noninterest expense increased 15.3 percent in the fourth quarter of 2005 to $19.5 million from $16.9 million in the fourth quarter last year. The increase was due primarily to additional salary, employee benefits and facilities expenses resulting from the acquisition of the Clyde and Bridgeport banks and from the opening of five bank branches in Willow Park, Midlothian, Granbury and two in Abilene. During the 2005 fourth quarter, the Company also incurred $291,000 in conversion costs related to the Bridgeport acquisition. The Company's efficiency ratio in the fourth quarter stood at 54.30 percent compared with 51.42 percent in the same quarter a year ago. First Financial expects to realize better efficiencies as the Company brings its newly acquired banks into its template and as newly opened branches become profitable.

First Financial Bankshares reported its 19th consecutive year of increased earnings. For the year, net income rose 12.4 percent to $44.02 million from $39.17 million in 2004. Excluding PULSE proceeds of $3.9 million received during the first, second and third quarters of 2005, net income for 2005 increased 5.9 percent to $41.49 million. Basic earnings per share rose 12.1 percent to $2.13, compared with $1.90 in 2004. Excluding the PULSE gain, basic earnings per share for 2005 were $2.00, an increase of 5.3 percent. Net interest income increased

13.5 percent in 2005 to $95.2 million from $83.9 million last year. The provision for loan losses was $1.32 million for the year, compared with $1.63 million a year ago.

"We are pleased to report to our shareholders another year of earnings increases, despite the short-term negative impact of our recent growth and the flattening yield curve, which put pressure on our net interest margins and impacted our bottom-line results," said F. Scott Dueser, President and Chief Executive Officer. "This was a year of strong growth for First Financial, as we added locations both through acquisitions and new branches. We feel our Company has never been better positioned in so many attractive Texas markets, which bodes well for our long-term future."

During the fourth quarter, First Financial completed its acquisition of The First National Bank of Bridgeport and combined it with First Financial Bank, N.A., Southlake, to create a bank with assets of $273 million serving customers in northern Tarrant and Wise Counties. In addition, the Company opened a new bank branch in Granbury.

As of December 31, 2005, consolidated assets for the Company totaled $2.734 billion compared with $2.315 billion a year ago. Loans increased 10.7 percent to $1.289 billion at year end, compared with loans of $1.164 billion at the end of 2004. Total deposits rose 18.7 percent as of December 31, 2005 to $2.366 billion from $1.994 billion a year earlier. The acquisition of banks in Clyde and Bridgeport accounted for $122.9 million of the loan growth and $245.9 million of the deposit growth. Shareholders' equity rose to $276.3 million as of December 31, 2005, compared with $265.5 million the prior year.

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates ten separately chartered banks with 44 locations in Texas, a trust company and a technology operating company. These subsidiaries are First Financial Bank, N.A., Abilene, Clyde and Moran; First Financial Bank, N.A., Eastland, Ranger and Rising Star; First Financial Bank, N.A., Cleburne, Burleson, Alvarado and Midlothian; Hereford State Bank, Hereford; City National Bank, Mineral Wells; San Angelo National Bank, San Angelo; First Financial Bank, N.A., Southlake, Trophy Club, Keller, Bridgeport, Decatur and Boyd; First Financial Bank, N.A., Stephenville, Granbury and Glen Rose; First National Bank, Sweetwater, Roby and Trent; Weatherford National Bank, Weatherford, Willow Park and Aledo; First Financial Trust & Asset Management Company, N.A.; and First Technology Services, Inc.

The Company is listed on The Nasdaq Stock Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our Web site at http://www.ffin.com.


                                      *****

Certain statements contained herein may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company's management, as well as assumptions made beyond information currently available to the Company's management, and may be, but not necessarily are, identified by such words as "expect", "plan", "anticipate", "target", "forecast" and "goal". Because such "forward-looking statements" are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company's expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company's reports filed with the Securities and Exchange Commission, which may be obtained under "Investor Relations-Documents/Filings" on the Company's Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

                        FIRST FINANCIAL BANKSHARES, INC.
                   CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
                 (In thousands, except share and per share data)


                                                                                                            December 31,
                                                                                                ---------------------------------
                                                                                                       2005              2004
                                                                                                ----------------   --------------
ASSETS:
Cash and due from banks                                                                         $        130,359   $       94,998
Fed funds sold                                                                                           120,950           99,750
Investment securities                                                                                  1,046,121          854,334
Loans                                                                                                  1,288,604        1,164,223
     Allowance for loan losses                                                                           (14,719)         (13,837)
                                                                                                ----------------   --------------
Net loans                                                                                              1,273,885        1,150,386
Premises and equipment                                                                                    60,093           49,740
Goodwill                                                                                                  62,317           39,240
Other intangible assets                                                                                    6,010            1,306
Other assets                                                                                              34,092           25,470
                                                                                                ----------------   --------------
     Total assets                                                                               $      2,733,827   $    2,315,224
                                                                                                ================   ==============

LIABILITIES AND SHAREHOLDERS'  EQUITY:
Noninterest-bearing deposits                                                                    $        623,156   $      512,009
Interest-bearing deposits                                                                              1,743,121        1,482,303
                                                                                                ----------------   --------------
     Total deposits                                                                                    2,366,277        1,994,312
Short-term borrowings                                                                                     74,239           35,691
Other liabilities                                                                                         17,035           19,675
Shareholders' equity                                                                                     276,276          265,546
                                                                                                ----------------   --------------
     Total liabilities and shareholders' equity                                                 $      2,733,827   $    2,315,224
                                                                                                ================   ==============

                                                                      Three Months Ended                      Year Ended
                                                                         December 31,                        December 31,
                                                             --------------------------------   ---------------------------------
INCOME STATEMENTS                                                  2005              2004              2005              2004
                                                             --------------   ---------------   ----------------   --------------
Interest income                                              $       33,811   $        26,662   $        123,944   $       99,973
Interest expense                                                      9,023             4,699             28,757           16,077
                                                             --------------   ---------------   ----------------   --------------
Net interest income                                                  24,788            21,963             95,187           83,896
Provision for loan losses                                               269               614              1,320            1,633
                                                             --------------   ---------------   ----------------   --------------
Net interest income after
     provision for loan losses                                       24,519            21,349             93,867           82,263
Noninterest income                                                    9,966             9,716             44,180           38,823
Noninterest expense                                                  19,521            16,929             75,649           66,128
                                                             --------------   ---------------   ----------------   --------------
     Net income before income taxes                                  14,964            14,136             62,398           54,958
Income tax expense                                                    4,383             4,078             18,375           15,787
                                                             --------------   ---------------   ----------------   --------------
     Net income                                              $       10,581   $        10,058   $         44,023   $       39,171
                                                             ==============   ===============   ================   ==============

PER COMMON SHARE DATA
Net income - basic                                           $         0.51   $          0.49   $           2.13   $         1.90
Net income - diluted                                                   0.51              0.48               2.12             1.89
Cash dividends                                                         0.28              0.26               1.10             1.00
Book value                                                                                                 13.34            12.84
Market  value                                                                                              35.06            33.61
Shares outstanding - end of period                               20,714,401        20,682,101         20,714,401       20,682,101
Average outstanding shares - basic                               20,709,615        20,672,585         20,696,980       20,659,020
Average outstanding shares - diluted                             20,791,465        20,761,607         20,777,518       20,751,900

PERFORMANCE RATIOS
Return on average assets                                               1.64 %            1.78   %           1.80 %           1.82 %
Return on average equity                                              15.32             15.00              16.17            15.09
Net interest margin (tax equivalent)                                   4.43              4.46               4.49             4.49
Efficiency ratio                                                      54.30             51.42              52.48            51.78


Note:  On  April  26,  2005,  the  Company's  Board  of  Directors   declared  a
four-for-three stock split in the form of a 33% stock dividend effective June 1,
2005.  All  share and per  share  amounts  in this  earnings  release  have been restated to reflect this stock split.


                        FIRST FINANCIAL BANKSHARES, INC.
                       SELECTED FINANCIAL DATA (UNAUDITED)
                      (In thousands, except per share data)


                                                                                  Quarter Ended
                                               ----------------------------------------------------------------------------------
                                                                            2005                                         2004
                                               -----------------------------------------------------------------   --------------
                                                 Dec. 31,        Sept. 30,         June 30,         Mar. 31,           Dec. 31,
                                               -----------    -------------    --------------    ---------------   --------------

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period                 $    14,375    $      14,323    $       14,409    $        13,837   $       13,680
Loans charged off                                     (529)            (486)             (552)              (390)          (1,099)
Loan recoveries                                        175              221               143                187              185
                                               -----------    -------------    --------------    ---------------   --------------
Net (charge-offs) recoveries                          (354)            (265)             (409)              (203)            (914)
Allowance established at acquisition                   429                -                 -                365              457
Provision for loan losses                              269              317               323                410              614
                                               -----------    -------------    --------------    ---------------   --------------
Balance at end of period                       $    14,719    $      14,375    $       14,323    $        14,409   $       13,837
                                               ===========    =============    ==============    ===============   ==============

Allowance for loan losses /
     period-end loans                                 1.14  %          1.19  %           1.20 %             1.20  %          1.19 %
Allowance for loan losses /
     nonperforming loans                             415.9            475.1             609.7              462.6            324.7
Net charge-offs / average loans
     (annualized)                                     0.11             0.09              0.14               0.07             0.32


NONPERFORMING ASSETS
Nonaccrual loans                              $      3,524   $        2,989   $         2,323   $          3,112   $        4,142
Accruing loans 90 days past due                         15               37                26                  3              120
                                               -----------    -------------    --------------    ---------------   --------------
     Total nonperforming loans                       3,539            3,026             2,349              3,115            4,262
Foreclosed assets                                      705              796               838              1,138              779
                                               -----------    -------------    --------------    ---------------   --------------
     Total nonperforming assets                $     4,244    $       3,822    $        3,187    $         4,253   $        5,041
                                               ===========    =============    ==============    ===============   ==============

As a % of loans and foreclosed assets                 0.33  %          0.32  %           0.27 %             0.35  %          0.43 %


CAPITAL RATIOS
Tier 1 Risk-based                                    13.91  %         15.90  %          15.60 %            15.37  %         16.46 %
Total Risk-based                                     14.87            16.92             16.62              16.41            17.49
Tier 1 Leverage                                       8.37             9.30              9.08               8.94             9.80
Equity to assets                                     10.11            11.15             11.30              11.07            11.47



                                                                       Three Months Ended                     Year Ended
                                                                          December 31,                        December 31,
                                                             --------------------------------    --------------------------------
RECONCILIATION OF NET INCOME                                       2005              2004              2005              2004
                                                             --------------    --------------    ---------------   --------------
Net Income                                                   $       10,581    $       10,058    $        44,023   $       39,171
Gain on sale of PULSE ownership rights                                    -                 -              3,895                -
   Less Tax Effect                                                        -                 -             (1,363)               -
                                                             --------------    --------------    ---------------   --------------
         Net Gain on sale of Pulse ownership rights                       -                 -              2,532                -
                                                             --------------    --------------    ---------------   --------------
Net Income excluding gain on sale of Pulse
     Ownership rights                                        $       10,581    $       10,058    $        41,491   $       39,171
                                                             ==============    ==============    ===============   ==============


                        FIRST FINANCIAL BANKSHARES, INC.
                       SELECTED FINANCIAL DATA (UNAUDITED)
                      (In thousands, except per share data)



                                                                       Three Months Ended                   Year Ended
                                                                          December 31,                      December 31,
                                                             --------------------------------   ---------------------------------
NONINTEREST INCOME                                                 2005              2004              2005              2004
                                                             --------------   ---------------   ----------------   --------------
Gain on sale of student loans, net                           $           48   $            80    $         1,802   $        2,592
Gain on sale of PULSE ownership rights                                    -                 -              3,895                -
Gain on securities transactions, net                                      6               336                235              388
Trust fees                                                            1,916             1,707              7,068            6,374
Service charges on deposits                                           5,493             5,373             21,381           20,430
Real estate mortgage fees                                               474               435              2,081            1,982
Net gain (loss) on sale of foreclosed assets                             (3)                1                 60              172
ATM and credit card fees                                              1,331             1,063              4,961            3,908
Other noninterest income                                                701               721              2,697            2,977
                                                             --------------   ---------------   ----------------   --------------
     Total Noninterest Income                                $        9,966   $         9,716    $        44,180   $       38,823
                                                             ==============   ===============   ================   ==============



                                                                       Three Months Ended                   Year Ended
                                                                          December 31,                      December 31,
                                                             --------------------------------   ---------------------------------
NONINTEREST EXPENSE                                                2005              2004              2005              2004
                                                             --------------   ---------------   ----------------   --------------
Salaries and Employee Benefits                               $       10,268   $         8,770    $        40,317   $       35,529
Net Occupancy Expense                                                 1,353             1,060              5,043            4,196
Equipment Expense                                                     1,675             1,387              6,191            5,533
Printing, Stationery and Supplies                                       497               455              1,988            1,716
ATM and credit card expenses                                            747               646              2,908            2,307
Audit  Fees                                                             311               234              1,104              857
Legal, Tax and Professional Fees                                        688               597              2,611            2,196
Correspondent Bank Service Charges                                      342               384              1,438            1,577
Advertising and Public Relations                                        665               526              2,558            2,146
Amortization of Intangible Assets                                       214                46                680              162
Other Noninterest Expense                                             2,761             2,824             10,811            9,909
                                                             --------------   ---------------   ----------------   --------------
     Total Noninterest Expense                               $       19,521   $        16,929    $        75,649   $       66,128
                                                             ==============   ===============   ================   ==============


TAX EQUIVALENT YIELD ADJUSTMENT                              $        1,194   $         1,244   $          4,793   $        4,997
                                                             ==============   ===============   ================   ==============



                                                                       Three Months Ended                   Year Ended
SELECTED AVERAGE BALANCES                                                 December 31,                      December 31,
                                                             --------------------------------   ---------------------------------
                                                                   2005              2004              2005              2004
                                                             --------------   ---------------   ----------------   --------------
Total Loans                                                  $   1,234,668    $   1,135,634     $      1,209,094   $    1,044,010
Investment Securities                                             1,004,678           882,728            958,879          906,651
Federal Funds Sold and Other Short Term Investments                  89,678            49,376             61,059           28,032
                                                             --------------   ---------------   ----------------   --------------
     Total Interest Earning Assets                           $    2,329,024   $     2,067,738   $      2,229,032   $    1,978,693
                                                             ==============   ===============   ================   ==============

Interest Bearing Deposits                                    $    1,633,161   $     1,424,084   $      1,563,709   $    1,350,991
Federal Funds Purchased and Repurchase Agreements                    64,184            46,343             58,162           55,635
                                                             --------------   ---------------   ----------------   --------------
     Total Interest Bearing Liabilities                      $    1,697,345   $     1,470,427   $      1,621,871   $    1,406,626
                                                             ==============   ===============   ================   ==============

Total Deposits                                               $    2,197,452   $     1,922,424   $      2,100,937   $    1,816,461
                                                             ==============   ===============   ================   ==============

Shareholders' Equity                                         $      274,005   $       266,726   $        272,298   $      259,502
                                                             ==============   ===============   ================   ==============

Total Assets                                                 $    2,558,916   $     2,254,207   $      2,449,845   $    2,148,341
                                                             ==============   ===============   ================   ==============
